EXHIBIT 99.2

      Genius Products, Inc. Announces Operating Results for the
   Second Quarter of 2004, Scheduling of Shareholder Conference Call
                         and Revamped Web Site

    SAN DIEGO--(BUSINESS WIRE)--Aug. 16, 2004--Genius Products, Inc. (OTCBB:GNPI) today announced the results of its operations for the quarter ending June 30, 2004. Net revenues for the quarter totaled $2,057,557, an increase of 341% versus the results for the quarter ending June 30, 2003, which were $466,834. The net loss for the quarter ending June 30, 2004, was $1,246,687, or $.05 per share, as compared to the net loss of $772,423, or $.05 per share, in the year-earlier quarter. Net revenues for the six months ending June 30, 2004, were $5,188,947, an increase of 395%, compared to the six months ending June 30, 2003, which were $1,017,381. The net loss for the six months ending June 30, 2004, was $2,126,028, or $.09 per share, as compared to the net loss of $1,252,009, or $.08 per share, in the year-earlier period. Per share results reflect the higher basic and diluted weighted average shares in the current year.
    Klaus Moeller, Chairman and CEO of Genius Products, Inc., commented: "I am pleased with the continual sales growth this year, based largely on our increased product lines. We continue to focus on building our infrastructure to support the increase in sales, which should lead the company to profitability, and to becoming a major independent distributor of branded DVDs and music products."
    Genius Products will host a shareholder conference call to detail various business activities that have taken place during the quarter, as well as planned activities for the remainder of 2004. The conference call will take place at 10:30 a.m. Eastern Time on Wednesday, August 18, 2004, and will include a presentation by Genius' senior management, followed by a question-and-answer session.

To participate in the Conference Call
Dial-in number: 1-888-316-9415
Passcode: Genius Products
Conference Call Leader: Klaus Moeller

    To ensure that shareholder questions can be fully answered, please submit all questions prior to the call so they may be grouped into general categories and addressed during the last portion of the call. To submit a question, please email info@geniusproducts.com or fax them to 858-793-8842, Regarding: Conference Call. In order to ask a question during the call, dial *1. Questions will be addressed as time permits.
    This news release detailing earnings, the telephone number for the conference call and replay information will be available on Genius Products' newly redesigned Web site at www.geniusproducts.com. The new site features extensive information on each of Genius Products' brands, a secure shopping area and an investor relations area where investors can view both current and past press releases, management bios and SEC filings. Investor conference calls will be available on the site as audio files for a two-week period starting at 5:00 p.m. ET on the second business day following the day of the call.

    About Genius Products, Inc.

    Genius Products, Inc. (OTCBB:GNPI) is a multi-brand company that designs and markets family entertainment products, including DVDs, videos, CDs and cassettes. The products are sold under Baby Genius(R), Kid Genius(R) and other licensed brands such as Guess How Much I Love You(TM), Paddington Bear(TM), Raggedy Ann & Andy(TM) and the AMC(TM) and TV GUIDE(TM) brand names. Our products are distributed at major retail stores nationwide such as Target, Wal-Mart, Kmart, Sams Club, Costco, Toys R Us, Babies R Us, Borders, Best Buy and Shopko. We also license the Baby Genius brand to third-party companies for a variety of products, including books, apparel and infant care products. Promotional partners include The World Famous San Diego Zoo, Playtex, Fazoli's and Child Magazine.

    Safe Harbor Statement

    Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect our business, forecasts, projections and prospects, and cause results to differ from these forward-looking statements. Actual results could vary for many reasons, including, but not limited to, the timely development and acceptance of new products and general market conditions. Other such risks and uncertainties include our ability to grow our business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in our filings with the Securities and Exchange Commission.

    Contact Information: Genius Products, Inc., San Diego, California; Investor Relations: 858-793-8840; info@geniusproducts.com


                                        GENIUS PRODUCTS, INC.
                                          Operating Results

                                        For the Quarter Ended
                                --------------------------------------
                                     6/30/04             6/30/03
                                ------------------- ------------------

 Net Revenues                           $2,057,557           $466,834

 Cost of Sales                           1,546,374            349,818

 Operating Expenses                      1,655,594            893,070

 Other                                    (102,276)             3,631
                                ------------------- ------------------

 Net Loss                              $(1,246,687)         $(772,423)
                                =================== ==================

 Net loss per share                         $(0.05)            $(0.05)
                                =================== ==================

 Basic and diluted weighted
  average shares                        24,442,271         16,474,524
                                =================== ==================


                                        GENIUS PRODUCTS, INC.
                                          Operating Results

                                       For the Six Months Ended
                                --------------------------------------
                                     6/30/04             6/30/03
                                ------------------- ------------------

 Net Revenues                           $5,188,947         $1,017,381

 Cost of Sales                           3,586,999            615,737

 Operating Expenses                      3,397,109          1,649,643

 Other                                    (330,867)            (4,010)
                                ------------------- ------------------

 Net Loss                              $(2,126,028)       $(1,252,009)
                                =================== ==================

 Net loss per share                         $(0.09)            $(0.08)
                                =================== ==================

 Basic and diluted weighted
  average shares                        22,579,860         16,182,542
                                =================== ==================


    CONTACT: Genius Products Inc., San Diego
             Klaus Moeller, 858-793-8840